As Filed with the Securities and Exchange Commission on August 25, 1999
                         Registration Statement No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                          CATHERINES STORES CORPORATION
             (Exact name of registrant as specified in its charter)

                  Tennessee                     62-1350411
          (State of Incorporation) (I.R.S. Employer Identification No.)

                                3742 Lamar Avenue
                            Memphis, Tennessee 38118
                    (Address of principal executive offices)

      CATHERINES STORES CORPORATION 1994 OMNIBUS INCENTIVE PLAN, AS AMENDED
                            (Full Title of the Plan)

                                 DAVID C. FORELL
                          Executive Vice President and
                             Chief Financial Officer
                                3742 Lamar Avenue
                            Memphis, Tennessee 38118
                                 (901) 363-3900
            (Name, address and telephone number of agent for service)
                                (with copies to:)
                             SAMUEL D. CHAFETZ, ESQ.
                                   Waring Cox
                               50 N. Front Street
                                   Suite 1300
                            Memphis, Tennessee 38103


                         CALCULATION OF REGISTRATION FEE

                                                                              Proposed
                                                       Proposed                Maximum
                                                        Maximum               Aggregate           Amount of
Title Of Securities            Amount To Be          Offering Price           Offering          Registration
 To Be Registered               Registered            Per Share(1)            Price(1)             Fee(1)
------------------            --------------         ---------------          ---------        --------------
Option and Shares,
Common Stock,
$0.01 par value . . . .        500,000 shares            $14.09              $7,045,000           $1,958.51
=========================== ====================  ===================  ===================== ===================


(1)Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based upon the average of the high and low prices of the Common Stock on the NASDAQ National Market System on August 20, 1999.

                                     PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     All information required by Part I to be contained in the Prospectus is omitted from the Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the "1933 Act").


                                     PART II

Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed with the Securities and Exchange Commission are incorporated herein by reference:

     1. The Registrant's Annual Report on Form 10-K for the year ended January 30, 1999.

     2. All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "1934 Act") since the end of the fiscal year ended January 30, 1999.

     3. The description of the Registrant's Common Stock contained in its Registration Statement on Form 8-A filed with the Commission on June 24, 1991, pursuant to Section 12(b) of the 1934 Act.

     4. The Registration Statement on Form S-8 (File No. 33-79598) pertaining to the Catherines Stores Corporation 1994 Omnibus Incentive Plan.

     All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part thereof from the date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  DESCRIPTION OF SECURITIES

     No response is required to this item.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

     No response is required to this item.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 48-18-502 of the Tennessee Business Corporation Act provides that a Tennessee corporation may indemnify an individual who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, whether formal or informal (hereinafter, a "proceeding") (other than a proceeding by or in the right of the corporation in which the director was adjudged liable or in connection with any other proceeding in which the director was adjudged liable on the basis that he improperly received personal benefit) because he is or was a director of the corporation or, while a director of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of another corporation or enterprise, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or, in certain circumstances, not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

     Section 48-15-503 further provides that to the extent a director of a corporation has been wholly successful in the defense of any proceeding, he shall be indemnified against expenses actually and reasonably incurred by him in connection therewith, unless otherwise limited in the corporation's charter. The Company's Charter does not limit this right to indemnification.

     Section 48-15-504 of the Tennessee Business Corporation Act provides that a corporation may pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding in advance of final disposition of the proceeding if the director furnishes the corporation a written affirmation of his good faith belief that he met the standard of conduct described in ss.48-18-502; he furnishes the corporation a written unlimited obligation to repay the advance if it is ultimately determined that he is not entitled to indemnification; and a determination is made that the facts then known to those making this determination would not preclude indemnification.

     Section 48-18-508 provides that a corporation may purchase and maintain insurance on behalf of a director of the corporation against liability asserted against him in that capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against the same liability under ss.48-18-502 or ss.48-18- 503.

     Section  48-18-507  extends  similar  standards  for   indemnification  and
insurance to officers, employees and agents.

     Section 48-12-102 of the Tennessee Business Corporation Act provides that a corporation in its charter may eliminate or limit personal liability of members of its board of directors or shareholders for breach of a director's fiduciary duty. However, no such provision may eliminate or limit the liability of a director or shareholder for breaching his duty of loyalty, failing to act in good faith, engaging in intentional misconduct or knowingly violating a law, voting or assenting to a distribution which was illegal. A provision of this type limits liability for monetary damages only and has no effect on the availability of equitable remedies, such as injunctions or rescission, for breach of fiduciary duty. The Company's Charter contains such a provision.

     The Company's Bylaws provide that the Company shall indemnify officers and directors, and to the extent authorized by the Board of Directors, employees and agents of the Company, to the full extent permitted by and in the manner permissible under the laws of the State of Tennessee. The Bylaws also permit the Board of Directors to authorize the Company to purchase and maintain insurance against any liability asserted against any director, officer, employee or agent of the Company arising out of his capacity as such, and the Company has purchased such insurance.

     The Company has entered into and intends to execute indemnity agreements with present and future directors for indemnification of and advance of expenses to such persons to the full extent permitted by law.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

     No response is required to this item.

Item 8.  EXHIBITS

Exhibit Number             Description

   4        Catherines Stores Corporation 1994 Omnibus Incentive Plan,
              as amended

   5        Opinion and Consent of Waring Cox

   23.1     Consent of Waring Cox (contained in Exhibit 5)

   23.2     Consent of Arthur Andersen LLP

   24       Power of Attorney


Item 9.  UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "1933 Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the 1933 Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Memphis, State of Tennessee, on the 25th day of August, 1999.

                       CATHERINES STORES CORPORATION


                        By: /s/ David C. Forell
                            -------------------
                             David C. Forell
                             Executive Vice President,
                             Chief Financial Officer and Secretary

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS that the undersigned Officers and Directors of Catherines Stores Corporation, a Tennessee corporation, hereby constitute and appoint Bernard J. Wein and David C. Forell and each of them, the true and lawful agents and attorneys-in-fact, and in any one or more of them, to sign for the undersigned, in their respective names as Officers and Directors of the Corporation, one or more Registration Statements on Form S-8 (or other appropriate form) to be filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and any amendment or supplement to such Registration Statement, relating to the Catherines Stores Corporation 1994 Omnibus Incentive Plan; hereby ratifying and confirming all acts taken by such agents and attorneys-in-fact, or any one or more of them, as herein authorized.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities and on the date indicated.



Signature                                            Title                              Date


 /s/ Bernard J. Wein                        Chairman of the Board,                      August 23, 1999
--------------------------------            President and Chief Executive
Bernard J. Wein                             Officer and Director
                                            (Principal Executive Officer)

 /s/ Stanley H. Grossman                    Director                                    August 23, 1999
---------------------------------
Stanley H. Grossman

 /s/ David C. Forell                        Executive Vice President,                   August 23, 1999
--------------------------------            Chief Financial Officer, Secretary
David C. Forell                             and Director (Principal Financial
                                            and Accounting Officer)

 /s/ James H. Lindy                         Director                                    August 23, 1999
-----------------------------------
James H. Lindy

 /s/ Allen B. Morgan, Jr.                   Director                                    August 23, 1999
---------------------------------
Allen B. Morgan, Jr.

 /s/ Wellford L. Sanders, Jr.               Director                                    August 23, 1999
---------------------------------
Wellford L. Sanders, Jr.

 /s/ Elliot J. Stone                        Director                                    August 23, 1999
---------------------------------------
Elliot J. Stone


EXHIBIT 4

                          CATHERINES STORES CORPORATION

                     1994 OMNIBUS INCENTIVE PLAN, AS AMENDED


1.       Purpose.

     The purpose of the CATHERINES STORES CORPORATION 1994 OMNIBUS INCENTIVE PLAN (the "Plan") is to further the earnings of CATHERINES STORES CORPORATION, a Delaware corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating management employees and directors of high caliber and potential. The Plan provides for the award of long-term incentives to those officers, other key executives and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2.       Administration.

     The Plan shall be administered by a committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting solely of two or more members who are "outside directors" as described in
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). Except to the extent permitted under paragraph 6(h) hereof or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor rule of similar import), each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, granted or awarded stock options, stock appreciation rights, performance units, or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company. Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application. Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

3.       Stock Subject to the Plan.

     The Company may grant awards under the Plan with respect to not more than a total of 1,150,000 shares of $.01 par value common stock of the Company (the "Shares") (subject, however, to adjustment as provided in paragraph 20, below). Such Shares may be authorized and unissued Shares or treasury Shares. Except as otherwise provided herein, any Shares subject to an option or right which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan. Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

4.       Eligibility to Receive Awards.

     Persons eligible to receive awards under the Plan shall be limited to those officers, other key employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company (but excluding members of the Committee, except as provided in paragraph 6(h)).

5.       Form of Awards.


     Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, stock appreciation rights, performance units, restricted stock, or any combination of the above. Stock options may be options which are intended to qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422(b) of the Code, or options which are not intended to so qualify ("Nonqualified Stock Options").

6.       Stock Options.

     Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of options which may be granted to any one grantee during any twelve-month period is 100,000 ((as adjusted pursuant to paragraph 20, below). Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

          (a) Type of Option. Each option agreement shall identify the options represented thereby as Incentive Stock Options or Nonqualified Stock Options, as the case may be, and shall set forth the number of Shares subject to the options.

          (b) Option Price. The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than 100 percent of the fair market value per Share on the date the option is granted, as determined by the Committee. Notwithstanding anything herein to the contrary, the Committee shall not reprice any options to a lower exercise price at any time during the term of any option granted under this Plan.

          (c) Exercise Term. Each option agreement shall state the period or periods of time within which the ------------- option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no option shall be exercisable, except as provided in paragraph 18 or in the event of Retirement (as defined below), any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 25% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iv) the fourth anniversary of the date of grant thereof, to the extent of the remaining 25% of the Shares covered thereby. The Committee, in its discretion, may provide in the option agreement that the option shall become immediately exercisable, in whole or in part, in the event of Retirement. Notwithstanding the foregoing, no option shall be exercisable after ten years from the date of grant.

          (d) Payment for Shares. The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value, or a combination thereof, as the Committee may determine and subject to such terms and conditions as may be prescribed by the Committee for such purpose. If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

          (e) Rights Upon Termination. In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than Retirement (as defined below), death or Disability (as defined below), the optionee shall have the right to exercise the option during its term within a period of three months after such Termination to the extent that the option was exercisable at the time of Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Termination" means, (i) in the case of an employee, the cessation of the grantee's employment by the Company for any reason, and (ii) in the case of a director, the cessation of the grantee's service as a director of the Company; and "Terminates" has the corresponding meaning. As used herein, "Retirement" means retirement from active employment (in the case of an employee), or active service (in the case of a director), with the Company on or after age 62, or such earlier age with the express written consent for purposes of the Plan of the Company at or before the time of such retirement, and "Retires" has the corresponding meaning. As used herein, "Disability" means a condition that, in the judgment of the Committee, has rendered a grantee completely and presumably permanently unable to perform any and every duty of his regular occupation, and "Disabled" has the corresponding meaning). In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after Termination due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability or within three months after Termination for other reasons, to the extent that the option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee. (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award). In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

          (f) Nontransferability. Options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the optionee the option is exercisable only by the optionee.

          (g) Incentive Stock Options. In the case of an Incentive Stock Option, each option shall be subject to such other terms conditions and provisions as the Committee determines necessary or desirable in order to qualify such option as an incentive stock option within the meaning of Section 422(b) of the Code (or any amendment or substitute or successor thereto or regulation thereunder), including in substance, without limitation, the following:

               (i) The purchase price of stock subject to an Incentive Stock Option shall not be less than 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

               (ii) The aggregate  fair market value  (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in
                    Section 424(f) of the Code (or successor provision of similar import))) shall not exceed $100,000.

               (iii)No  Incentive  Stock Option shall be granted to any employee if at the time the option is granted the individual owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, unless at the time such option is granted the option price is at least 110 percent of the fair market value (as determined by the Committee) of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date of grant.

               (iv) Directors  who are not employees of the Company shall not be eligible to receive Incentive Stock Options.

               (v) In the event of Termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, the option will thereafter be treated as a Nonqualified Stock Option.

          (h) Automatic Grant of Options to Nonemployee Directors. Notwithstanding any other provision of the Plan, the grant of options hereunder to directors who are not also employees of the Company ("Nonemployee Directors") shall be subject to the following terms and conditions:

               (i) Immediately following each of the nine consecutive annual meetings of the stockholders of the Company ("Annual Meeting") beginning with the 1994 Annual Meeting, each Nonemployee Director of the Company who is then incumbent shall be granted a Nonqualified Stock Option to purchase 2,500 Shares (as adjusted pursuant to paragraph 20, below).

               (ii) If, during the period beginning with the 1994 Annual Meeting and ending with the 2003 Annual Meeting, a person is elected or appointed as a Nonemployee Director of the Company other than at an Annual Meeting, such person shall thereupon be granted a Nonqualified Stock Option to purchase 2,500 Shares (as adjusted pursuant to paragraph 20, below).

               (iii)The purchase  price of stock subject to an option granted to
                    Nonemployee Directors under this paragraph 6(h) shall be equal to 100 percent of the fair market value of such stock on the date the option is granted, as determined by the Committee.

               (iv) Except as provided in paragraph  18, each option  granted to
                    Nonemployee Directors under this paragraph 6(h) shall not be exercisable until one year after the date of grant; provided, however, that no portion of the option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.

               (v) Unless otherwise provided in the Plan, all provisions with respect to the terms of Nonqualified Stock Options hereunder shall be applicable to options granted to Nonemployee Directors under this paragraph 6(h).

               (vi) The automatic  grants described in this paragraph 6(h) shall constitute the only awards under the Plan permitted to be made to Nonemployee Directors.

7.       Stock Appreciation Rights.

     Stock appreciation rights (SARs) shall be evidenced by written SAR agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of SARs which may be granted to any one grantee during any twelve-month period is 100,000 ((as adjusted pursuant to paragraph 20, below). Such SAR agreements shall contain the terms and conditions applicable to the SARs, including in substance the following terms and conditions:

          (a) Award. SARs may be granted in connection with a previously or contemporaneously granted stock ----- option, or independently of a stock option. SARs shall entitle the grantee, subject to such terms and conditions as may be determined by the Committee, to receive upon exercise thereof all or a portion of the excess of
               (i) the fair market value at the time of exercise, as determined by the Committee, of a specified number of Shares with respect to which the SAR is exercised, over (ii) a specified price which shall not be less than 100 percent of the fair market value of the Shares at the time the SAR is granted, or, if the SAR is granted in connection with a previously issued stock option, not less than 100 percent of the fair market value of the Shares at the time such option was granted. Upon exercise of a SAR, the number of Shares reserved for issuance hereunder shall be reduced by the number of Shares covered by the SAR. Shares covered by a SAR shall not be used more than once to calculate the amount to be received pursuant to the exercise of the SAR.

          (b) SARs Related to Stock Options. If a SAR is granted in relation to a stock option, (i) the SAR shall -----------------------------
               be exercisable only at such times, and by such persons, as the related option is exercisable; (ii) the grantee's right to exercise the related option shall be canceled if and to the extent that the Shares subject to the option are used to calculate the amount to be received upon the exercise of the related SAR; (iii) the grantee's right to exercise the related SAR shall be canceled if and to the extent that the Shares subject to the SAR are purchased upon the exercise of the related option; and (iv) the SAR shall not be transferable other than by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of the grantee only by him. Notwithstanding anything herein to the contrary, the Committee shall not reprice any SARs previously awarded to a lower specified base price at any time during the term of such SAR.

          (c) Term. Each SAR agreement shall state the period or periods of time within which the SAR may ---- be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee, provided that no SAR shall be exercisable, except as provided in paragraph 18 or in the event of Retirement (as defined below), any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 25% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iv) the fourth anniversary of the date of grant thereof, to the extent of the remaining 25% of the Shares covered thereby. The Committee, in its discretion, may provide in the SAR agreement that the SAR shall become immediately exercisable, in whole or in part, in the event of Retirement. Notwithstanding the foregoing, no SAR shall be exercisable after ten years from the date of grant.

          (d) Termination. SARs shall be exercisable only during the grantee's tenure as an employee or director of the Company, except that, in the discretion of the Committee, a SAR may be made exercisable for up to three months after the grantee is Terminated for any reason other than Retirement, death or Disability, and for up to one year after the grantee is Terminated because of Retirement, death or Disability.

          (e) Payment. Upon exercise of a SAR, payment shall be made in cash, in Shares at fair market value on the date of exercise, or in a combination thereof, as the Committee may determine at the time of exercise.

          (f) Other Terms. SARs shall be granted in such manner and such form, and subject to such additional terms and conditions, as the Committee in its sole discretion deems necessary or desirable, including without limitation: (i) if granted in connection with an Incentive Stock Option, in order to satisfy any requirements set forth under Section 422 of the Code; or, (ii) in order to avoid any insidertrading liability in connection with a SAR under
               Section 16(b) of the 1934 Act.

8.       Restricted Stock Awards.

     Restricted stock awards under the Plan shall consist of Shares free of any purchase price or for such purchase price as may be established by the Committee restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee. Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

          (a) Restriction Period. Restrictions shall be imposed for such period or periods as may be determined ------------------ by the Committee. The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, provided that no restricted stock award shall become immediately transferable and nonforfeitable, except as provided in paragraph 18 or in the event of Retirement (as defined below), any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 25% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iv) the fourth anniversary of the date of grant thereof, to the extent of the remaining 25% of the Shares covered thereby. The Committee, in its discretion, may provide in the restricted stock agreement that the restricted stock shall become immediately transferable and nonforfeitable in the event of Retirement.

          (b) Restrictions Upon Transfer. Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares. Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.

          (c) Certificates. A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee. The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

          (d) Lapse of Restrictions. The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee. Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee of his legal representative.

9.       Performance Units.

     Performance unit awards under the Plan shall entitle grantees to future payments based upon the achievements of pre-established long-term performance objectives and shall be evidenced by written performance unit agreements in such form not inconsistent with this Plan as the Committee shall approve from time to time. Such agreements shall contain the terms and conditions applicable to the performance unit awards, including in substance the following terms and conditions:

          (a) Performance Period. The Committee shall establish with respect to each unit award a performance period of not fewer than two years.

          (b) Unit Value. The Committee shall establish with respect to each unit award value for each unit which shall not thereafter change, or which may vary thereafter pursuant to criteria specified by the Committee.

          (c) Performance Targets. The Committee shall establish with respect to each unit award maximum and minimum performance targets to be achieved during the applicable performance period. Achievement of maximum targets shall entitle grantees to payment with respect to the full value of a unit award. Grantees shall be entitled to payment with respect to a portion of a unit award according to the level of achievement of targets as specified by the Committee for performance which achieves or exceeds the minimum target but fails to achieve the maximum target.

          (d) Performance Measures. Performance targets established by the Committee shall relate to corporate, subsidiary, division, or unit performance and may be established in terms of growth in gross revenue, earnings per share, ratios of earnings to equity or assets, or such other measures or standards as may be determined by the Committee in its discretion. Multiple targets may be used and may have the same or different weighting, and they may relate to absolute performance or relative performance measured against other companies or businesses.

          (e) Adjustments. At any time prior to the payment of a unit award, the Committee may adjust previously established performance targets or other terms and conditions, including the Company's or other corporations' financial performance for Plan purposes, to reflect major unforeseen events such as changes in laws, regulations or accounting practices, mergers, acquisitions or divestitures or other extraordinary unusual or non-recurring items or events.

          (f) Payment of Unit Awards. Following the conclusion of each performance period, the Committee shall determine the extent to which performance targets have been attained and any other terms and conditions satisfied for such period. The Committee shall determine what, if any, payment is due on the unit award and whether such payment shall be made in cash, Shares, or a combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the performance period unless deferred subject to such terms and conditions and in such form as may be prescribed by the Committee.

          (g) Termination. In the event that a grantee is Terminated as an employee or director by the Company ----------- prior to the end of the performance period by reason of death, Disability, or Retirement with the consent of the Company, any unit award, to the extent earned under the applicable performance targets, shall be payable at the end of the performance period according to the portion of the performance period during which the grantee was employed by or served as a director of the Company, provided that the Committee shall have the power to provide for an appropriate settlement of a unit award before the end of the performance period. Upon any other Termination, participation shall terminate forthwith and all outstanding unit awards shall be canceled.

10.      Loans and Supplemental Cash.

     The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan. Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

          (a) In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

          (b) In the case of a SAR, performance unit, or restricted stock award, the value of the Shares and other consideration issued in payment of such award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

11.      General Restrictions.

     Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall be consummated in whole or in part only if such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained on terms acceptable to the Company. Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

12.      Single or Multiple Agreements.

     Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

13.      Rights of the Shareholder.

     The recipient of any award under the Plan, shall have no rights as a shareholder with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

14.      Rights to Terminate.

     Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

15.      Withholding.

          (a) Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

          (b) Whenever payments to a grantee in respect of an award under the Plan to be made in cash, such payments shall be net of the amount necessary to satisfy any federal, state or local withholding tax requirements.

16.      Non-Assignability.

     No award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve. Except as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

17.      Non-Uniform Determinations.

     The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

18.      Change In Control Provisions.

     (a) In the event of (1) a Change in Control (as defined) or (2) a Potential Change in Control (as defined), but only if and to the extent so determined by the Board of Directors at or after grant (subject to any right of approval expressly reserved by the Board of Directors at the time of such determination), the following acceleration and valuation provisions shall apply:

          (i) Any SARs outstanding for at least six months and any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

          (ii) Any restrictions and deferral limitations applicable to any restricted stock, performance units or other Stock-based awards, in each case to the extent not already vested under the Plan, shall lapse and such shares, performance units or other stock-based awards shall be deemed fully vested.

          (iii)The value of all outstanding stock options, SARs, restricted stock, performance units and other stock-based awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (b) As used herein, the term "Change in Control" means the happening of any of the following:

          (i) Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 20 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

          (ii) As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions; or

          (iii)During any period of two consecutive years, individuals who at the beginning of any such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's stockholders, of each director of the Company first elected during such period was approved by a vote of at least two-thirds of the directors of the Company then still in office who were directors of the Company at the beginning of any such period.

     (c) As used herein, the term "Potential Change in Control" means the happening of any of the following:

          (i) The approval by stockholders of an agreement by the Company, the consummation of which would result in a Change in Control of the Company; or

          (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Company, a wholly-owned subsidiary thereof or any employee benefit plan of the Company or its subsidiaries (including any trustee of such plan acting as such trustee)) of securities of the Company representing 10 percent or more of the combined voting power of the Company's outstanding securities and the adoption by the Board of Directors of a resolution to the effect that a Potential Change in Control of the Company has occurred for purposes of this Plan.

     (d) As used herein, the term "Change in Control Price" means the highest price per share paid in any transaction reported on the National Association of Securities Dealers Automated Quotation System, or paid or offered in any bonafide transaction related to a Potential or actual Change in Control of the Company at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case determined by the Committee except that, in the case of Incentive Stock Options and SARs relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such SARs or, where applicable, the date on which a cash out occurs under Section 18(a)(iii).

19.      Non-Competition Provision.

     Unless the award agreement relating to a stock option, SAR, restricted stock or performance unit specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing, if the grantee, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity which is, in the opinion of the Committee, (i) competitive with the business conducted by the Company or any of its subsidiaries, or (ii) inimical to the best interests of the Company or any of its subsidiaries.

20.      Adjustments.

     In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange or Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options, SARs, performance units and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.

21.      Amendment.

     The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's voting securities, increase the maximum number of Shares which may be issued under the Plan (other than increases pursuant to paragraph 20 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price. In no event, however, shall the provisions of paragraph 6(h) be amended more often than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder. No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 20 hereof does not adversely affect any such right.

22.      Effect on Other Plans.

     Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company. Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

23.      Effective Date and Duration of the Plan.

     The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the Company's voting securities on the date of its adoption by the Board or before the first anniversary of that date. Unless it is sooner terminated in accordance with paragraph 21 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted more than ten years after the earlier of the date the Plan is adopted by the Board of Directors or is approved by the holders of the Company's voting securities.

24.      Unfunded Plan.

     The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 8 hereof. Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options, SARs, or performance units, and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option, SAR or performance unit. Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option, SAR or performance unit shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

25.      Governing Law.

     The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Tennessee except to the extent that such laws may be superseded by any federal law.


ADOPTED BY THE BOARD OF DIRECTORS OF CATHERINES STORES CORPORATION ON THE THIRTIETH DAY OF MARCH, 1994, AND AMENDED BY THE SHAREHOLDERS ON JUNE 2, 1999.


                 By:  /s/ Bernard J. Wein
                    ----------------------
                         Bernard J. Wein, Chairman of the Board of Directors, President and
                         Chief Executive Officer

                       NONQUALIFIED STOCK OPTION AGREEMENT
                  PURSUANT TO THE CATHERINES STORES CORPORATION
                           1994 OMNIBUS INCENTIVE PLAN

     CATHERINES STORES CORPORATION, a Delaware corporation (the "Company"), hereby grants to v1 (the "Optionee") an option ("Option") to purchase a total of v2 shares of $.01 par value common stock of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1994 OMNIBUS INCENTIVE PLAN (the "Plan") adopted by the Company which is incorporated herein by reference.

     1. Nature of the Option. This Option is not intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended.

     2. Option Price. The option price is $v3 for each Share.

     3. Exercise of Option. This Option shall be exercisable only in accordance with the provisions of the Plan, and only by written notice which shall:

          (a) state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the Plan or this Agreement;

          (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;

          (d) be in writing and delivered in person or by certified mail to the Secretary of the Company; and

          (e) be accompanied by payment in full (including applicable withholding taxes, if any, as described in Section 8 of this Agreement). Payment of the purchase price shall be in cash, currency, by certified or bank cashier's check and/or Shares, or a combination thereof pursuant to the provisions of the Plan.

Unless the sale of Shares pursuant to this Option has been registered under the Securities Act of 1933 on Form S-8 or successor form, the certificate or certificates for Shares as to which the Option shall be exercised shall contain the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND UNLESS SUCH SALE OR TRANSFER IS AUTHORIZED UNDER APPLICABLE STATE LAW."

     4. Extent of Exercise. This Option shall be exercisable at any time in such amounts and at such times as are set forth below:

          (a) Exercisable to the extent of 25% of the Shares covered hereby on or after the first anniversary of the date of grant set forth below ("Date of Grant"); exercisable to the extent of an additional 25% of the Shares covered hereby on or after the second anniversary of the Date of Grant; exercisable to the extent of an additional 25% of the Shares covered hereby on or after the third anniversary of the Date of Grant; and exercisable to the extent of the remaining 25% of the Shares covered hereby on or after the fourth anniversary of the Date of Grant.

          (b) Notwithstanding paragraph 4(a) hereof, the entire unexercised portion of this Option shall be exercisable on or after the date of Optionee's Retirement (as defined in the Plan).

          (c) Notwithstanding paragraphs 4(a) and 4(b) hereof, no portion of this Option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise be appropriate.

     6. Nontransferability of Option. This Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the Optionee this Option is exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. Term of Option. This Option may not be exercised more than ten (10) years from the date of grant of this Option and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     8. Withholding. Prior to the issuance of Shares under this Option, the Optionee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved in advance by the Committee, in its discretion. The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement or the Plan.

     9. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

     10. Optionee Acknowledgement. Optionee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final decisions or interpretations of the Committee upon any questions arising under the Plan.

DATE OF GRANT:

                            CATHERINES STORES CORPORATION

                            By:
                              ---------------------------
                            Its:
                              ---------------------------

        Agreed to and accepted this _ day of _________, 19__.

                        INCENTIVE STOCK OPTION AGREEMENT
                  PURSUANT TO THE CATHERINES STORES CORPORATION
                           1994 OMNIBUS INCENTIVE PLAN


     CATHERINES STORES CORPORATION, a Delaware corporation (the "Company"), hereby grants to v1 (the "Optionee") an option ("Option") to purchase a total of v2 shares of $.01 par value common stock of the Company (the "Shares"), at the price determined as provided herein, and in all respects subject to the terms, definitions and provisions of the 1994 OMNIBUS INCENTIVE PLAN (the "Plan") adopted by the Company which is incorporated herein by reference.

     1. Nature of the Option. This Option is intended to be an "incentive stock option" within the meaning of section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     2. Option Price. Except as otherwise provided in Section 8, the option price is $v3 for each Share, which is the fair market value of the Shares on the date of grant set forth below ("Date of Grant"), as determined by the Committee.

     3. Exercise of Option. This Option shall be exercisable only in accordance with the provisions of the Plan, and only by written notice which shall:

          (a) state the election to exercise the Option, the number of Shares in respect of which it is being exercised, the person in whose name the stock certificate or certificates for such Shares is to be registered, his or her address and Social Security Number (or if more than one, the names, addresses and Social Security Numbers of such persons);

          (b) contain such representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the Plan or this Agreement;

          (c) be signed by the person or persons entitled to exercise the Option, and if the Option is being exercised by any person or persons other than the Optionee, be accompanied by proof, satisfactory to the Company, of the right of such person or persons to exercise the Option;

          (d) be in writing and delivered in person or by certified mail to the Secretary of the Company; and

          (e) be accompanied by payment in full (including applicable withholding taxes, if any, as described in Section 8 of this Agreement). Payment of the purchase price shall be in cash, currency, by certified or bank cashier's check and/or Shares, or a combination thereof pursuant to the provisions of the Plan.

Unless the sale of Shares pursuant to this Option has been registered under the Securities Act of 1933 on Form S-8 or successor form, the certificate or certificates for Shares as to which the Option shall be exercised shall contain the following legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS SUCH SALE OR TRANSFER IS REGISTERED UNDER SUCH ACT OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES SATISFACTORY TO THE COMPANY STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE ACT, AND UNLESS SUCH SALE OR TRANSFER IS AUTHORIZED UNDER APPLICABLE STATE LAW."

     4. Extent of Exercise. This Option shall be exercisable at any time in such amounts and at such times as are set forth below:

          (a) Exercisable to the extent of 25% of the Shares covered hereby on or after the first anniversary of the date of grant set forth below ("Date of Grant"); exercisable to the extent of an additional 25% of the Shares covered hereby on or after the second anniversary of the Date of Grant; exercisable to the extent of an additional 25% of the Shares covered hereby on or after the third anniversary of the Date of Grant; and exercisable to the extent of the remaining 25% of the Shares covered hereby on or after the fourth anniversary of the Date of Grant.

          (b) Notwithstanding paragraph 4(a) hereof, the entire unexercised portion of this Option shall be exercisable on or after the date of Optionee's Retirement (as defined in the Plan).

          (c) Notwithstanding paragraphs 4(a) and 4(b) hereof, (i) the aggregate fair market value (determined as of the Date of Grant) of the Shares with respect to which this Option are exercisable for the first time by the Optionee in any calendar year (under all plans of the Company and its subsidiary corporations (which term, as used hereinafter, shall have the meaning ascribed thereto in section 425(f) of the Code )) shall not exceed $100,000; and (ii) no portion of this Option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.

     5. Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other law or regulation. As a condition to the exercise of this Option, the Company may require the Optionee to make any representation and warranty to the Company as may be required by any applicable law or regulation or may otherwise be appropriate.

     6. Nontransferability of Option. This Option may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution. During the lifetime of the Optionee this Option is exercisable only by the Optionee. The terms of this Option shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     7. Term of Option. Except as provided in Section 8, this Option may not be exercised more than ten (10) years from the date of grant of this Option and may be exercised during such term only in accordance with the Plan and the terms of this Agreement.

     8. Ten Percent Shareholders. If the Optionee owns at the Date of Grant stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or of a subsidiary corporation of the Company, then notwithstanding anything herein to the contrary, the option price shall be 110 percent of the fair market value (as determined by the Committee) of the stock subject to this Option at the Date of Grant and this Option shall not be exercisable after the expiration of five years from the Date of Grant.

     9. Withholding. Prior to the issuance of Shares under this Option, the Optionee shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The Optionee may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld. The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date"). Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved in advance by the Committee, in its discretion. The Company reserves the right to make whatever further arrangements it deems appropriate for the withholding of any taxes in connection with any transaction contemplated by this Agreement or the Plan.

     10. Merger. This Agreement supersedes any other agreement, written or oral, between the parties with respect to the subject matter hereof.

     11. Optionee Acknowledgement. Optionee acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all the terms and provisions thereof. Optionee hereby agrees to accept as binding, conclusive and final decisions or interpretations of the Committee upon any questions arising under the Plan.

DATE OF GRANT:


                       CATHERINES STORES CORPORATION

                       By:
                         ---------------------------
                       Its:
                         ---------------------------

     Agreed to and accepted this ___ day of _________, 19__.